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                                                                  EXHIBIT 10.46

                      COLORADO GREENHOUSE HOLDINGS, INC.
                               SECOND AMENDMENT
                                      TO
                            1996 STOCK OPTION PLAN

This Second Amendment to 1996 Stock Option Plan (the "Amendment") was adopted by the Board of Directors of Colorado Greenhouse Holdings, Inc. (the "Corporation") and approved by its stockholders to be effective as of May 28, 1998.

                                   RECITALS
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A.   The Board of Directors adopted and the stockholders approved the 1996 Stock
Option Plan (the "Plan") to be effective as of November 19, 1996. Capitalized terms used but not defined herein shall have the meanings given them in the Plan. Section 4.1 of the Plan provided that the total number of Shares as to which Options may be granted was 820,000.

B. The Board of Directors adopted and the stockholders approved an amendment to the Plan to be effective as of January 21, 1997 whereby the number of Shares as to which Options may be granted was increased to 1,580,135.

C. The Corporation issued 30,559 Shares under the Plan that were subsequently repurchased and became treasury stock of the Corporation (the "Repurchased Shares").

D. The Board of Directors, with the approval of the stockholders, desires to further amend the Plan so that Repurchased Shares are available for issuance under the Plan in accordance with the terms provided in this Amendment.

                                   AMENDMENT
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1.   The first three sentences of Section 4.1 of the Plan shall be deleted in their entirety and replaced by the following:

          "The total number of Shares as to which Options may be granted pursuant to the Plan shall be 1,580,135 in the aggregate. Such number shall be adjusted in accordance with the provisions of Section 4.2. Shares issued upon the exercise of Options shall be applied to reduce the maximum number of Shares remaining available for use under the Plan except to the extent that (a) the Company reacquires such Shares, and (b) the Board, with the approval of the stockholders, authorizes the reissuance of such Shares pursuant to the terms of the Plan."

2. Except as expressly amended by Section 1 above, the terms and conditions of the Plan are unmodified and remain in full force and effect.
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This Amendment has been adopted by the Board of Directors and approved by the stockholders to be effective as of the date first written above.

                              COLORADO GREENHOUSE HOLDINGS, INC.

                              By:
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                                 James R. Rinella, Chief Executive Officer